                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                             LITERARY PLAYPEN, INC.
               ---------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)       Title of each class of securities to which transaction
                  applies:
                  ______________________________________________________________
         2)       Aggregate number of securities to which transaction applies:

                  ______________________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

                  ______________________________________________________________
         4)       Proposed maximum aggregate value of transaction:

                  ______________________________________________________________
         5)       Total Fee Paid:

                  ______________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:

                           __________________________________________________
                  2)       Form, Schedule or Registration Statement No.:

                           __________________________________________________
                  3)       Filing Party:

                           __________________________________________________
                  4)       Dated Filed:

                           __________________________________________________

                             LITERARY PLAYPEN, INC.
                       425 SECOND STREET, S.E., SUITE 600
                            CEDAR RAPIDS, IOWA 52401
                                 (319) 247-2754

                         -------------------------------

              NOTICE OF ACTION TAKEN WITHOUT A SHAREHOLDER MEETING

October __, 2004

To the Shareholders of Literary Playpen, Inc.:

         The attached Information Statement is being delivered by Literary Playpen, Inc. in connection with the approval by our shareholders of an amendment to our certificate of incorporation to: (i) change our corporate name to "American Pallet Leasing, Inc."; (ii) increase our authorized common stock to 100 million shares, and (iii) forward split the outstanding shares of our common stock on a 2.2 for one basis. The Information Statement is first being mailed to shareholders on or about October __, 2004. We anticipate that the amendment to our certificate of incorporation will become effective on or after November __, 2004.

         Effective as of September 23, 2004, our board of directors approved a resolution authorizing us to file the amendment to our certificate of incorporation with the Delaware Secretary of State. The Company will seek approval from the holders of a majority of the outstanding shares of our common stock entitled to vote thereon pursuant to a written consent in accordance with
Section 228 of the General Corporation Law of Delaware, approving and adopting the amendment to our certificate of incorporation.

         This letter and the accompanying Information Statement are being distributed to you, our shareholders, in accordance with the requirements of
Section 228(e) of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes in greater detail the proposed changes to our certificate of incorporation.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Thank you for your continued interest in and support of the Company.

                                      By Order of the Board of Directors



                                      Timothy Bumgarner, Chief Executive Officer

                             LITERARY PLAYPEN, INC.
                       425 SECOND STREET, S.E., SUITE 600
                            CEDAR RAPIDS, IOWA 52401
                                 (319) 247-2754

                              --------------------

                              INFORMATION STATEMENT

                              --------------------


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being mailed on or about October __, 2004 to all shareholders of record of Literary Playpen, Inc., a Delaware corporation, as of the close of business on October __, 2004. It is being furnished in connection with the adoption of an amendment to our certificate of incorporation by written consent of the holders of a majority of the outstanding shares of common stock. We anticipate that the amendment will become effective on or after November __, 2004. A copy of the amendment is attached to this document as Exhibit A.

         On September 22, 2004, American Pallet Leasing, Inc., an Iowa corporation ("APL"), completed the initial closing of a reverse acquisition of the Company pursuant to which the Company will acquire all of the outstanding common shares of APL in exchange for a controlling interest in the Company (the "Reorganization"). Pursuant to a Securities Purchase Agreement and Plan of Reorganization dated September 22, 2004 ("Purchase Agreement"), the Company agreed to issue a total of 5,758,091 shares of the Company's common stock in exchange for all APL common shares, or approximately one (1) common share of the Company share for every 2.2 APL shares. Prior to the initial closing, Timothy Bumgarner, the Chairman and Chief Executive Officer of APL, purchased 4,299,500 outstanding restricted common shares of the Company held by certain affiliates of the Company, including the Company's officers, directors and 10% shareholders. At the same time, Mr. Bumgarner cancelled 9,458,900 of his common shares of APL, so that after giving effect to the Reorganization and Mr. Bumgarner's private purchase, Mr. Bumgarner's percentage interest in the Company's common shares held by all APL shareholders is the same as his percentage interest in APL prior to the Reorganization.

         Effective as of September 23, 2004, our board of directors adopted resolutions proposing and declaring advisable an amendment to our certificate of incorporation to: (i) change our corporate name to "American Pallet Leasing, Inc."; (ii) increase our authorized common stock to 100 million shares; and
(iii) forward split the outstanding shares of our common stock on a 2.2 for one basis.

         The amendment will be distributed to the holders of a majority of the issued and outstanding shares of our common stock entitled to vote thereon for approval by written consent in accordance with Section 228 of the Delaware General Corporation Law. Our board of directors decided to obtain the written consent of holders of a majority of the outstanding common stock entitled to vote on the amendment in order to eliminate the cost and delay involved in holding a special meeting of our shareholders and in order to amend our certificate of incorporation in a timely manner.

         The record date for purposes of determining the shareholders to whom this Information Statement is sent is October __, 2004. As of the record date, we had 11,437,090 shares of common stock issued and outstanding, with each share of common stock entitled to one vote.

         Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to our shareholders. We anticipate that the amendment will become effective on or after November __, 2004 upon filing with the Delaware Secretary of State.

         There will not be a meeting of shareholders and none is required under the Delaware General Corporation Law because this action will be approved by written consent of the holders of a majority of the outstanding shares of our voting common stock. Under Section 228(e) of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of corporate action without a meeting to our shareholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

                 AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

NAME CHANGE TO AMERICAN PALLET LEASING, INC.

         Our board of directors has approved the change of our corporate name from "Literary Playpen, Inc." to "American Pallet Leasing, Inc." by means of an amendment to our certificate of incorporation. The corporate name change will become effective upon the filing of an amendment to our certificate of incorporation with the Delaware Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our shareholders.

         Our board of directors believes that changing our corporate name is in the best interest of the corporation and our shareholders.

         The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol, which is currently "LYPP," and our CUSIP number will both change as a result of our name change. Shareholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing shareholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

THE FORWARD SPLIT

         INTRODUCTION

         On September 23, 2004, our board of directors approved a proposal to effect a forward split of our common stock, subject to the approval of our shareholders. The forward split, if approved, would subdivide our outstanding common stock on 2.2 for one basis. In other words, once the forward split takes place, every share of common stock that you hold will be subdivided into 2.2 shares. Your percentage ownership in the Company and relative voting power will remain essentially unchanged.

         REASONS FOR THE FORWARD SPLIT

         The board of directors has approved the forward split in order to restructure the common shares issued and outstanding to a number that equals the number of issued and outstanding shares of APL immediately prior to the Reorganization. We also expect that we will have to raise additional equity capital in the near future in order to finance the development and growth of our business. We cannot promise that any offering of our securities will take place or will be successful, but we believe that increasing the number of outstanding shares will make our capital structure more attractive to potential investors and provide us with greater flexibility in structuring financings and pursuing other corporate development opportunities.

         We are hopeful that the forward split will encourage interest in our common stock and possibly promote greater liquidity for our shareholders. Again, however, we cannot guarantee that this will be the case or, indeed, that any of the foregoing hoped-for effects will result from the forward split.

         CERTAIN EFFECTS OF THE FORWARD SPLIT

         The relative voting and other rights of holders of the common stock will not be altered by the forward split, and each share of common stock will continue to entitle its owner to one vote. As a result of the forward split, the number of shares of common stock presently outstanding will be subdivided. No fractional shares will be issued in connection with the forward split. Instead, fractional shares will be rounded up and one whole share will be issued. We expect that most shareholders will receive one additional share of common stock, but we do not anticipate that this will materially affect any shareholder's proportional interest.

         The forward split will not affect the company's stockholders' equity as reflected on our financial statements, except to change the number of issued and outstanding shares of common stock.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Following is a summary of the material anticipated federal income tax consequences of the proposed forward split. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequence of the forward split under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual tax circumstances.

         We understand that the forward split will be a "recapitalization" under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by the company or our shareholders as a result of the forward split or the receipt of additional shares resulting from the subdivision. A shareholder's aggregate tax basis in his or her post-forward split shares should be the same as his or her aggregate tax basis in the pre-forward split shares. In addition, the holding period of the post-forward split shares received by such shareholder should include the period during which the pre-forward split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange.

         EFFECTIVE DATE OF THE FORWARD SPLIT

         If the proposal is approved by the shareholders, the forward split will become effective after we file an amendment to our certificate of incorporation with the Secretary of State of Delaware. We anticipate that this will take place on or about November __, 2004.

         DELIVERY OF CERTIFICATES

         Once the forward split becomes effective, we will deliver to each record holder of our common stock on the effective day of the split a certificate representing the additional common shares to which those parties are entitled as a result of the forward split. Certificates representing pre-forward split shares should not be returned for exchange.

         RIGHT TO ABANDON FORWARD SPLIT

         Although we do not anticipate doing so, we may abandon the proposed forward split at any time prior to its effectiveness if our board of directors deems it advisable to do so. Any decision as to the appropriateness of the forward split will be made by solely our board of directors and will depend upon numerous factors including the future trading price of our stock, the growth and development of our business and our financial condition and results of operations.

INCREASE IN AUTHORIZED CAPITAL STOCK

         On September 23, 2004, our board of directors approved a proposal to increase our authorized capital stock to 100 million shares of common stock. As of October ___, 2004, we had 20,000,000 million shares of authorized common stock, of which 11,437,090 shares were issued and outstanding, and 10,000,000 shares of authorized preferred stock, none of which was outstanding. As a result of the forward split described above, we will have, subject to an appropriate increase in our authorized capital stock, a total of 25,161,598 shares of common stock issued and outstanding.

         Our board of directors believes that it is advisable and in the best interests of the company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time by us in the discretion of the board of directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, convertible debt and equity financing.

         We have no present commitments for the issuance or use of the proposed additional shares of common stock. However, our board of directors believes that if an increase in the authorized number of shares of common stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of our stockholders at that time could significantly impair our ability to meet financing requirements or other objectives.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment of the certificate of incorporation under the Delaware General Corporation Law. We will obtain this approval through the written consent of shareholders owning a majority of the outstanding voting shares of our common stock. Therefore, a meeting to approve the name change and the amendment to the certificate of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this Information Statement as Exhibit A.

         Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders generally. The approval of proposals submitted to shareholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the articles of incorporation, and certain mergers and reorganizations), in which cases Delaware law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Shareholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

ABSENCE OF DISSENTERS' RIGHTS

         No dissenters' or appraisal rights are available to our shareholders under the Delaware General Corporation Law in connection with the amendment.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information with respect to beneficial ownership of our stock as of October __, 2004 by:

                  o persons known by us to be the beneficial owners of more than five percent of our issued and outstanding common stock;

                  o        each of our executive officers and directors; and

                  o        all of our officers and directors as a group.

         Percentages are computed using a denominator of 11,437,090 shares of common stock outstanding, which is the total number of shares outstanding assuming the acquisition of all of the shares of APL capital stock outstanding in subsequent closings of the Reorganization pursuant to terms of the Agreement. The address for all beneficial owners is 425 Second Street, S.E., Suite 600, Cedar Rapids, Iowa 52401.

NAME AND ADDRESS OF BENEFICIAL OWNER        NUMBER OF SHARES    PERCENT OF CLASS
----------------------------------------- --------------------- ----------------


Timothy Bumgarner                              6,103,637              53.4%

Byron Hudson                                     90,909                 *

Cala Group                                      681,618               5.9%

Jim Crigler                                    681,618(1)             5.9%

Robert Vinson                                  681,618(1)             5.9%

All officers and directors as a group
(4 persons)                                    6,876,164              60.1%

---------------------------
 *       Less than 1%.


 (1) Represents shares held of record by Cala Group. Jim Crigler and Robert Vinson are the controlling shareholders and principals of Cala Group.


                                  By Order of the Board of Directors:

                                  Literary Playpen, Inc.


                                  By: /s/ Timothy Bumgarner
                                      ------------------------------------------
                                      Timothy Bumgarner, Chief Executive Officer


Cedar Rapids, Iowa
October __, 2004

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             LITERARY PLAYPEN, INC.

                  Literary Playpen, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

                  I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been consented to in writing by the Directors pursuant to a Unanimous Written Consent effective as of September 23, 2004 and by the stockholders of the Corporation by a Written Consent of a majority of the outstanding shares entitled to vote thereon, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

                  I. ARTICLE I of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

           The name of this corporation is American Pallet Leasing, Inc.


                  II. ARTICLE IV of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

                                   ARTICLE IV
                            Authorized Capital Stock

This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 100,000,000 and each such share shall have a par value of $.001, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000 and each such share shall have a par value of $.001. The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. Each one (1) share of Common Stock issued and outstanding on the effective date of these Certificate of Amendment shall be automatically converted into 2.2 shares of Common Stock.

                  IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this ___ day of November 2004.



                                         ------------------------------------
                                         Timothy Bumgarner,
                                         President and Chief Executive Officer